UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

November 2, 2017

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37702	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2017, Amgen Inc. (the “Company”) issued and sold $1,000,000,000 of its 3.200% Senior Notes due 2027 (the “Notes”). The Notes are registered under an effective Registration Statement on Form S-3 (Registration No. 333-216060) (the “Registration Statement”), filed on February 14, 2017, and were issued pursuant to an indenture, dated as of May 22, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and an officer’s certificate, dated as of November 2, 2017 (the “Officer’s Certificate”), setting forth the terms of the Notes. Net proceeds to the Company from the offering were approximately $990,410,000, after deducting underwriters’ discounts and estimated offering expenses payable by the Company.

The relevant terms of the Notes are set forth in the Indenture, included as Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on May 22, 2014, and incorporated herein by reference, and the Officer’s Certificate (including forms of the Notes) attached hereto as Exhibit 4.2 and incorporated herein by reference.

The Notes will bear interest at a rate of 3.200% per annum, which shall be payable in cash semi-annually in arrears on each May 2 and November 2, beginning on May 2, 2018. The Notes will mature on November 2, 2027.

In the event of a change in control triggering event, as defined in the Officer’s Certificate attached hereto as Exhibit 4.2, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any. The descriptions of the Indenture, the Officer’s Certificate and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture, the Officer’s Certificate and the Notes, respectively.

The Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness, senior in right of payment to all of the Company’s existing and future subordinated indebtedness, effectively subordinated in right of payment to all of the Company’s subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to the Company’s secured obligations, to the extent of the assets securing such obligations.

Item 8.01. Other Events.

The Company is filing the computation of its ratio of earnings to fixed charges for the nine months ended September 30, 2017 and each of the five years from 2012 through 2016 as Exhibit 12.1 hereto, which is incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated October 31, 2017, by and among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BNP Paribas Securities Corp., as representatives of the several underwriters named therein.

4.1	Indenture, dated as of May 22, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Amgen Inc’s Current Report on Form 8-K filed on May 22, 2014).

4.2	Officer’s Certificate of the Company, dated as of November 2, 2017, including the form of the Company’s 3.200% Senior Notes due 2027.

5.1	Opinion of Latham & Watkins LLP, dated November 2, 2017.

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: November 2, 2017	By:	/s/ MARY A. LEHMANN
	Name:	Mary A. Lehmann
	Title:	Vice President, Finance and Treasurer